UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 27, 2025

GE HEALTHCARE TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Delaware			001-41528	88-2515116
(State or other jurisdiction of incorporation)			(Commission File Number)	(IRS Employer Identification No.)

500 W. Monroe Street,	Chicago,	IL		60661
(Address of principal executive offices)				(Zip Code)

(Registrant’s telephone number, including area code) (833) 735-1139

______________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	GEHC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 27, 2025, GE HealthCare Technologies Inc. (the “Company”) entered into (i) a 364-Day Revolving Credit Agreement (the “2025 364-Day Revolving Credit Agreement”) among the Company, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders named therein, which provides for a 364-day senior unsecured revolving credit facility in an aggregate committed amount of $0.5 billion, and (ii) a Credit Agreement (the “2025 Credit Agreement”) among the Company, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders named therein, which provides for a senior unsecured revolving credit facility in an aggregate committed amount of $3.0 billion. The 2025 Credit Agreement and the 2025 364-Day Revolving Credit Agreement are each referred to herein as a “New Credit Agreement” and collectively as the “New Credit Agreements.” The 2025 364-Day Revolving Credit Facility replaces the 364-Day Revolving Credit Agreement, dated as of December 11, 2024 (the “2024 364-Day Revolving Credit Agreement”), among the Company, Citibank, N.A., as administrative agent, and the lenders named therein, which provided for a $1.0 billion 364-day senior unsecured revolving credit facility and which was terminated on March 27, 2025. The 2025 Credit Agreement replaces the Credit Agreement, dated as of November 4, 2022 (the “2022 Credit Agreement”), among the Company, Citibank, N.A., as administrative agent, and the lenders named therein, which provided for a $2.5 billion senior unsecured revolving credit facility and which was terminated on March 27, 2025.

The credit facilities provided under the 2025 364-Day Revolving Credit Agreement and the 2025 Credit Agreement will mature on March 26, 2026 and March 27, 2030, respectively.

The interest rate applicable to loans under the New Credit Agreements is (x) with respect to borrowings in U.S. Dollars, at the Company’s option, equal to either an alternate base rate or an adjusted Term SOFR rate for a one-, three-, or six-month interest period, (y) with respect to borrowings in Euros, the EURIBOR rate for a one-, three-, or six-month interest period, and (z) with respect to borrowings in Pound Sterling, a daily simple SONIA rate, in each case, plus an applicable margin. The applicable margin payable on borrowings will be determined by reference to a pricing schedule based on the Company’s senior unsecured long-term debt ratings.
The New Credit Agreements include various customary covenants that limit, among other things, (i) the Company’s incurrence of liens, entry into certain fundamental change transactions, and maximum permitted leverage ratio, and (ii) the incurrence of indebtedness by subsidiaries of the Company. Each New Credit Agreement also includes customary events of default, including with respect to a failure to make timely payments under such New Credit Agreement, violation of covenants, material inaccuracy of representations and warranties, acceleration of other material indebtedness, certain bankruptcy and insolvency events, unsatisfied material judgments, and change of control.
The foregoing description of the New Credit Agreements does not purport to be a complete statement of the parties’ rights and obligations thereunder, and the foregoing is qualified in its entirety by reference to the full text of the 2025 Credit Agreement and the 2025 364-Day Revolving Credit Agreement, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.
Item 1.02 Termination of a Material Definitive Agreement.
In connection with the Company’s entry into the New Credit Agreements, the 2024 364-Day Revolving Credit Agreement, which provided for a $1.0 billion 364-day senior unsecured revolving credit facility, and the 2022 Credit Agreement, which provided for a $2.5 billion senior unsecured revolving credit facility, were each terminated without penalty on March 27, 2025.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
10.1	Credit Agreement, dated as of March 27, 2025, among the Registrant, as the borrower, JPMorgan Chase Bank, N.A., as the Administrative Agent, and the lenders party thereto.
10.2	364-Day Revolving Credit Agreement, dated as of March 27, 2025, among the Registrant, as the borrower, JPMorgan Chase Bank, N.A., as the Administrative Agent, and the lenders party thereto.
104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GE HealthCare Technologies Inc.
(Registrant)

Date: March 31, 2025	/s/ George A. Newcomb
George A. Newcomb, Controller & Chief Accounting Officer (authorized signatory)